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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2004

                          REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             WASTE CONNECTIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                         94-3283464
         (STATE OF INCORPORATION)     (IRS EMPLOYER IDENTIFICATION NO.)

                         35 IRON POINT CIRCLE, SUITE 200
                                FOLSOM, CA 95630
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                             WASTE CONNECTIONS, INC.
                           2004 EQUITY INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)


                             RONALD J. MITTELSTAEDT,
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             WASTE CONNECTIONS, INC.
                         35 IRON POINT CIRCLE, SUITE 200
                                FOLSOM, CA 95630
                                 (916) 608-8200
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                             CAROLYN S. REISER, ESQ.
                         SHARTSIS, FRIESE & GINSBURG LLP
                         ONE MARITIME PLAZA, 18TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

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

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                  Proposed         Proposed
       Title of                                    Maximum          Maximum
   Securities To Be              Amount to be   Offering Price     Aggregate         Amount of
      Registered                  Registered    Per Share (1)    Offering Price   Registration Fee
      ----------                  ----------    -------------    --------------   ----------------
Common Stock, $0.01 par
value, issuable upon exercise
of options or the granting of
restricted stock or the
vesting of restricted
stock units under the Waste
Connections, Inc. 2004 Equity
Incentive Plan.                   2,250,000         $28.15         $63,337,500         $8,025
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of Waste Connections, Inc. Common Stock on July 23, 2004, as reported on the New York Stock Exchange.

Pursuant to Rule 416 (a) of the Securities Act of 1933, this Registration Statement also covers any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant's outstanding Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act of 1933, as amended, are hereby incorporated by reference into this Registration Statement:

            a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on July 22, 2004.

            b) The Registrant's current report on Form 8-K, filed with the Commission on July 22, 2004.

            c) The Registrant's current report on Form 8-K, filed with the Commission on July 22, 2004.

            d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on April 23, 2004.

            e) The Registrant's current report on Form 8-K, filed with the Commission on April 22, 2004.

            f) The Registrant's current report on Form 8-K, filed with the Commission on April 22, 2004.

            g) The Registrant's current report on Form 8-K, filed with the Commission on April 15, 2004.

            h) The Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2004.

            i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004.

            j) The Registrant's current report on Form 8-K, filed with the Commission on February 19, 2004.

            k) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, File No. 0-23981, filed with the Commission on April 2, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Counsel for the Registrant, Shartsis, Friese & Ginsburg LLP, has rendered an opinion that the shares of Common Stock registered hereby have been duly authorized and, when sold and delivered in accordance with Registrant's 2004 Equity Incentive Plan, will be

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

validly issued, fully paid and non-assessable. Partners and associates of Shartsis, Friese & Ginsburg LLP beneficially own a total of 1,500 shares of Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action, whether brought by a third party or by or in the right of the corporation as a derivative action, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity for another corporation, against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Article VI of the Registrant's Amended and Restated Bylaws provides that the Registrant shall indemnify any officer or director of the Registrant, and shall have the power to indemnify any employee or agent of the Registrant, pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant.

Article XII of the Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant's Board of Directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the Delaware Law as so amended.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

     4.1   Waste Connections, Inc. 2004 Equity Incentive Plan (filed as Exhibit
           10.28 to the Registrant's Quarterly Report on form 10-Q for the quarter ended June 30, 2004, filed with the Commission on July 22, 2004 and incorporated herein by reference).

     5.1   Opinion of Shartsis, Friese & Ginsburg LLP.

     23.1  Consent of Ernst & Young LLP, Independent Auditors.

     23.2  Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
           Exhibit 5.1).

     24.1 Power of Attorney of certain officers and directors (reference is made to the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


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

(b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Folsom, California, on July 28, 2004.


                              WASTE CONNECTIONS, INC.


                              By: /s/ Ronald J. Mittelstaedt
                                  -------------------------------------
                                  Ronald J. Mittelstaedt,
                                  Chief Executive Officer and President



                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Mittelstaedt and Steven F. Bouck, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:



          Signature                      Title                         Date
          ---------                      -----                         ----
/s/ Ronald J. Mittelstaedt     President, Chief Executive          July 28, 2004
---------------------------    Officer and Chairman (principal
Ronald J. Mittelstaedt         executive officer)

/s/ Steven F. Bouck            Executive Vice President and        July 28, 2004
---------------------------    Chief Financial Officer
Steven F. Bouck                (principal financial officer)

/s/ David G. Eddie             Vice President-Corporate            July 28, 2004
---------------------------    Controller (principal accounting
David G. Eddie                 officer)

/s/ Eugene V. Dupreau          Director and Regional Vice          July 28, 2004
---------------------------    President-Western Region
Eugene V. Dupreau

/s/ Michael W. Harlan          Director                            July 28, 2004
---------------------------
Michael W. Harlan

/s/ William J. Razzouk         Director                            July 28, 2004
---------------------------
William J. Razzouk

/s/ Robert H. Davis            Director                            July 28, 2004
---------------------------
Robert H. Davis

                                  EXHIBIT INDEX


4.1 Waste Connections, Inc. 2004 Equity Incentive Plan (filed as Exhibit 10.28 to the Registrant's Quarterly Report on form 10-Q for the quarter ended June 30, 2004, filed with the Commission on July 22, 2004 and incorporated herein by reference).

5.1   Opinion of Shartsis, Friese & Ginsburg LLP.

23.1  Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Shartsis, Friese & Ginsburg LLP (reference is made to Exhibit 5.1).

24.1 Power of Attorney of certain officers and directors (reference is made to the signature page of this Registration Statement).





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